Exhibit 23.1


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Henry Schein, Inc.
Melville, NY

  We hereby consent to the incorporation by reference in the previously filed Registration Statements (No. 333-05453, No. 333-33193, and No. 333-39893) of
Henry Schein Inc. on Form S-8, filed with the Securities and Exchange Commission on June 7, 1996, August 8, 1997 and November 11, 1997, respectively, of our reports dated February 27, 1998 on the consolidated financial statements and schedule of Henry Schein, Inc. Annual report on Form 10-K for the year ended December 27, 1997.

                                              BDO Seidman, LLP

New York, New York
March 27, 1998